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                                  EXHIBIT 4.3

 Form of Georgia Bancshares, Inc. Director Option To Purchase Shares Of Common
                      Stock and Director Subscription Form


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OPTION NUMBER D -                                                _______ SHARES

                            GEORGIA BANCSHARES, INC.

                           DIRECTOR OPTION TO PURCHASE
                             SHARES OF COMMON STOCK

       This certifies that, for value received, _______________________ (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, at any time and from time to time after the date set forth hereinbelow and before 5:00 P.M., Tucker, Georgia, time, ____________________________ (such date being __________ years from the date of this Option, and being hereinafter referred to as the "Exercise Termination Date"), but not thereafter, to purchase _______ shares of the Common Stock, $10.00 par value per share (the "Shares"), of Georgia Bancshares, Inc. (the "Company").

       The purchase price payable upon exercise of this Option shall be the book value per share as of December 31, ________, as determined by the Company's independent certified public accountants (the "Option Price"), which is subject to adjustment upon the occurrence of the contingencies set forth in this Option.

       Upon delivery of this Option with the subscription form attached hereto, duly executed, together with payment of the Option Price for the Shares thereby purchased, at the principal office of the Company, or at such other address as the Company may designate by notice in writing to the Holder, the Holder shall be entitled to receive, and the Company shall, within a reasonable time (not to exceed ten business days after this Option shall have been exercised as set forth hereinabove) deliver to the Holder a certificate(s) for the Shares containing such legends with respect to transferability as required by applicable statutes, rules and regulations, together with a newly executed Option containing the same date, terms and conditions of this Option and governing the purchase of the balance remaining of the Shares purchasable hereunder.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE UPON THE PRIVATE PLACEMENT EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT OF 1933 AND REGULATION D PROMULGATED THEREUNDER AND IN RELIANCE UPON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS EXEMPT UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER FEDERAL OR STATE SECURITIES LAWS OR IS OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE


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SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR
PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

       This Option is subject to the following terms and conditions:

       1. EXERCISE OF OPTION. This Option, except as otherwise provided herein, may be exercised at any time after the date set forth hereinbelow and prior to 5:00 P.M., Tucker, Georgia time on the Exercise Termination Date, but not thereafter, in whole or in part, from time to time, as to all or any part of the number of Shares then subject thereto.

       2. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

              (a) all Shares issued upon the exercise of this Option, and full payment therefor, will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to their issuance.

              (b) at all times prior to the Exercise Termination Date, the Company will have authorized and reserved a sufficient number of Shares to provide for the exercise of this Option.

       3. ADJUSTMENT OF SHARES AND OPTION PRICE. The number of Shares subject to issuance upon exercise of this Option and the Option Price shall be subject to adjustment from time to time in accordance with the following provisions:

              (a) If the Company shall subdivide its outstanding Shares into a greater number of shares or combine its outstanding Shares into a lesser number of shares, the number of Shares subject to issuance upon exercise of this Option (and not previously exercised) shall be adjusted proportionately. That is, the number of Shares subject to issuance upon exercise of this Option shall be multiplied by a fraction of which the denominator is the number of Shares outstanding immediately prior to the subdivision or combination and the numerator of which is the number of Shares outstanding immediately after the subdivision or combination. Upon a subdivision or combination of Shares, the Option Price shall be adjusted by making the following calculation: (i) the number of Shares subject to issuance by exercise of this Option prior to the subdivision or combination shall be multiplied by the Option Price in effect just prior to the subdivision or combination; and (ii) the number of Shares subject to issuance by exercise of this Option after the subdivision or combination shall be divided into the result of the computation in (i) above.

              (b) If the Company declares and pays a dividend upon its Shares payable in additional Shares, the number of Shares subject to issuance upon exercise of this Option (and not previously exercised) and the Option Price shall be adjusted by treating the stock dividend as a stock split in accordance with the provisions of subparagraph (a) above.


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              (c) If the Company effects any reorganization or reclassification of its Shares (other than as provided for in subparagraph (a) and (b) above), or any consolidation or merger of the Company with another entity, or any sale of all or substantially all of the Company's assets which results in shareholders becoming entitled to receive any securities or property other than the Shares of the Company, appropriate adjustment or provision (as determined by agreement of the Company or any successor entity and the Holder) shall be made with respect to the rights and interests of the Holder so that all of the provisions of this Option shall thereafter be applicable, as nearly as may be, in relation to any securities or property thereafter deliverable upon the exercise of this Option.

              (d) No adjustment to the Option Price or the number of Shares subject to issuance upon exercise of this Option shall be made under any of the following circumstances: (i) the sale of any of the Company's securities in an arms' length transaction at a price which has been approved by the Company's Board of Directors; or (ii) the issuance or exercise of any stock options, stock purchase warrants, or common stock issued pursuant to conversion rights attached to any securities issued by the Company which have been approved by the Company's Board of Directors.

              (e) If any event occurs as to which the other provisions of this Paragraph 3 are not strictly applicable, or, if strict application would not protect the number of Shares receivable by Holder upon exercise of this Option in accordance with the intent of these provisions, the Company's Board of Directors shall adjust the application of these provisions in accordance with their intent so as to reasonably protect the rights of the Holder hereunder.

              (f) The Company shall not be required to issue a fraction of a Share upon exercise of this Option. If any fraction of a Share would, except for the provision of this subparagraph, be issuable upon exercise of this Option, the Company will: (i) if the fraction of a Share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of Shares to which the Holder is otherwise entitled; or (ii) if the fraction of a Share otherwise issuable is greater than one-half, round up and issue to the Holder one full Share in addition to the largest whole number of Shares to which the Holder is otherwise entitled.

              (g) Upon any adjustment of the Option Price and any increase or decrease in the number of Shares issuable upon exercise of this Option, then, and in each such case, the Company, within thirty days thereafter, shall give written notice thereof to the Holder which notice shall state the Option Price as adjusted and the increased or decreased number of Shares, setting forth in reasonable detail the method of calculation of each.

       4. NO RIGHT AS SHAREHOLDER. Nothing contained in this Option shall be construed as conferring upon the Holder any of the rights of a shareholder of the Company.

       5. INVESTMENT REPRESENTATIONS. The Holder, by acceptance of this Option, hereby represents, acknowledges and agrees as follows:


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              (a) that the Holder is acquiring this Option and the Shares issuable upon exercise of this Option for his own account, for investment purposes only and not with a view to sale or distribution thereof, in whole or in part;

              (b) that neither this Option nor the Shares issuable upon exercise of this Option have been registered under the Securities Act of 1933, as amended, or any applicable state securities or Blue Sky laws (collectively the "Acts");

              (c) that the Holder shall not sell, transfer or otherwise dispose of this Option (except as otherwise provided in this Option) or the Shares issuable upon exercise of this Option, unless the Holder delivers to the Company an opinion, addressed to the Company, by counsel selected by the Holder and acceptable to the Company and its counsel, in form and substance satisfactory to the Company and its counsel, to the effect that the sale, transfer or other disposition of the Shares can be effected without registration and in compliance with the Acts, or that exemption from the Acts are available for such sale, transfer or other disposition. Any certificate for the Shares issued upon exercise of this Option shall bear such legends describing the foregoing restrictions;

              (d) that the Holder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares issuable upon exercise of this Option;

              (e) the Holder has been given the opportunity to inquire of the officers and directors of the Company, as well as full and complete access to all documents, books and records concerning the business of the Company, its financial status, current circumstances, and future prospects of the Company;

              (f) all other relevant information regarding the Company has been made available to the Holder as deemed necessary for the Holder to make an informed investment decision; and

              (g) the Holder can bear the economic risks of an investment in the Shares issuable upon exercise of this Option as the Shares are not freely transferable and there is not presently any public market for the Shares of the Company.

              The foregoing terms and provisions of this Paragraph 5 are true and correct as of the date hereof, and shall be true and correct as of any time the Holder shall exercise this Option and on the date of such purchase, and shall survive any such purchase or the termination or expiration of this Option.

       6. TRANSFER RESTRICTIONS. The Holder may not transfer this Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferable, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Holder's lifetime only by the Holder or his guardian or legal representative.


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       7.     REQUIRED EXERCISE OR TERMINATION. If the Company (or its
shareholders, as the case may be) shall propose to sell or exchange either (i) all or in excess of 50% of the outstanding Shares of the Company or (ii) all or substantially all of the assets of the Company, then the Company shall have to right, exercisable in its sole discretion by notice to the Holder, to require the Holder to purchase, within ten days from the date of such notice, all or any portion of the Shares which are subject to this Option pursuant to the other terms and conditions hereof, and this Option shall terminate as to any balance remaining of the Shares as of the eleventh day from the date of such notice from the Company to the Holder.

       8.     MISCELLANEOUS PROVISIONS.

              (a) Any notice or communication to be given pursuant to this Option shall be in writing and shall be delivered in person or by certified mail, return receipt requested, in the United States Mail, postage prepaid. Notices to the Company shall be addressed to the Company's principal office. Notice to the Holder shall be addressed to the Holder's address as reflected in the records of the Company. Notices shall be effective upon delivery in person, or if mailed at midnight on the third business day after mailing.

              (b) The terms of this Option shall be binding upon and inure to the benefit of the parties hereto and their legal representative, any successors and permitted assigns.

              (c) This Option shall be governed by and construed in accordance with the laws of the State of Georgia.

              (d) The headings contained herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any of the provisions of this Option.

              (e) In the event that any one or more of the provisions contained in this Option shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Option shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

              (f) This Option may be amended only by an instrument in writing executed by the party against whom enforcement of the amendment is sought.


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       IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officers and its corporate seal to be affixed hereto this ____ day of ___________, 199__.

                                          GEORGIA BANCSHARES, INC.



                                          By:
                                             -----------------------------------
                                                 President

                                          Attest:


                                          --------------------------------------
                                          Secretary

                                                     [CORPORATE SEAL]

Accepted and Agreed
to by the Holder:



-----------------------------------


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                           DIRECTOR SUBSCRIPTION FORM

                    (To Be Executed Upon Exercise Of Option)



To: Georgia Bancshares, Inc.

       The undersigned hereby exercises the right to purchase ___________ shares of Common Stock (the "Shares") covered by the attached Option in accordance with the terms and conditions thereof, and herewith makes full payment of the aggregate Option Price of $___________ for such Shares. The undersigned hereby directs that the certificate(s) for such Shares be issued in the name of, and delivered to ________________________________ whose address is
______________________________. If the number of Shares so purchased shall not be all of the Shares purchasable under such Option, a new Option for the balance remaining of the Shares purchasable thereunder shall be issued in the name of and delivered to the undersigned at the address shown below.

This ______ day of ________________, ______.


                                          ---------------------------------
                                          (Signature must conform in all
                                          respects to name of Holder as
                                          specified on the face of the
                                          Option)

 Signature Guaranteed By:


----------------------------------        ---------------------------------
Commercial Bank or Member                             Street Address
Firm of a Stock Exchange


                                          ---------------------------------
                                          City, State, Zip Code


                                          ---------------------------------
                                          Social Security Number


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